UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Entry into New Change in Control Employment Agreements; Elimination of Excise Tax Gross-Up Provisions. The Board of Directors of Hancock Holding Company (the “Company”) has determined that going forward, it will no longer provide excise tax gross-up provisions in new or amended change in control arrangements. In support of this new policy, on February 8, 2013, the Company entered into new change in control employment agreements (the “Agreements”) with all but two of the executive officers of the Company, including Carl J. Chaney, President and CEO; John M. Hairston, CEO and Chief Operating Officer; Michael M. Achary, Chief Financial Officer, and D. Shane Loper, Chief Risk Officer (the “Executives”). The remaining two executive officers continue to be governed by retention agreements executed in connection with our acquisition of Whitney Holding Corporation on June 4, 2011. These retention agreements will expire on June 4, 2014, at which time the executives will be offered this new Agreement as well.

For each Executive, the new Agreement supersedes and terminates his previous change in control employment agreement and will remain in effect through December 31, 2015, renewing for one-year terms thereafter unless terminated earlier in accordance with its terms. The Agreements are not employment agreements and do not guarantee any employment terms prior to a change in control. In the event of a change in control (as defined in the Agreement), the Executive is entitled to certain employment protections during the period beginning on the closing date of the change in control and ending on the last day of the month that is two years after the closing date (the “Employment Period”). If, during the Employment Period, the Executive’s employment is terminated by the Company without cause, by the Executive with good reason or by reason of the Executive’s disability, (as such terms are defined in the Agreement), then the Executive will be entitled to (1) a lump sum severance equal to three times (in the case of Messrs. Chaney and Hairston) or two times (in the case of Messrs. Achary and Loper) the sum of the base salary received in the twelve months prior to termination and the average annual bonus paid to the Executive in the previous three fiscal years; (2) continued coverage under the Company’s group health plan for 36 months (in the case of Messrs. Chaney and Hairston) or 24 months (in the case of Messrs. Achary and Loper), or until Executive is covered by the group health plan of another employer providing substantially the same benefits, if earlier; and (3) fully vest in, and become entitled to payment of, all outstanding incentive compensation (both cash- or stock-based) unless the incentive compensation is based on performance, in which case, if the performance period has not expired prior to the Executive’s termination, the Executive will be entitled to a pro rata portion based on such performance as measured through his date of termination.

The Agreements eliminate the excise tax gross-up payments and “modified single-trigger” provisions provided for in the Executive’s prior agreements. Alternatively, each Agreement contains a “best-net” provision, which provides that if Section 280G of the Internal Revenue Code of 1986, as amended, applies to all payments the Executive receives in conjunction with the change in control (including those made under the Agreement) and such payments trigger an excise tax, then those payments will be reduced to an amount that will not trigger the excise tax, if such reduction would result in a greater net amount paid to the Executive.

As a condition of receiving the benefits described above, each Agreement provides that during the Executive’s employment and for a period of two years following termination of the Executive’s employment for any reason, the Executive may not divert business or solicit customers or employees, and is also bound by confidentiality and non-disparagement covenants.

The preceding description of the Agreements is qualified in its entirety by reference to the text of the form of Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events.

Adoption of Clawback Policy. In April 2012, the Company adopted a Clawback Policy that allows the Company to recover certain forms of compensation paid to any of our executive officers in appropriate circumstances where there has been a material restatement of the Company’s financial results as a result of intentional fraud or misconduct. Under the policy, the independent directors have the power to direct the Company to recover all or a portion of any bonus or incentive compensation paid, or cancel the stock-based awards granted, to an executive officer. In addition, the Company may also seek to recoup any gains realized with respect to equity-based awards, including stock options and restricted stock units, regardless of when issued.

Revisions to Equity Agreement Forms to Eliminate Single Trigger Vesting on Change in Control. The Company recently approved revisions to the terms of the Company’s Restricted Stock Awards and Performance Stock Awards to eliminate the automatic single trigger acceleration provisions in connection with a change in control. The new award terms are effective for awards granted on or after November 15, 2012, and do not affect awards granted prior to those dates. Under the new Restricted Stock Agreement, if the recipient is terminated by the Company without cause or terminates with good reason within a specified period following a change in control (two years for our executive officers), all restrictions on the restricted stock will be lifted. Under the new Performance Stock Award Agreement, if a change in control occurs (i) during the first year of the performance period, the award is forfeited, or (ii) during the second or third year of the performance period, the performance period will end as of the date of the change in control and the recipient will receive a pro-rata portion of the award based on actual performance as measured through the date of the change in control. Any shares deliverable under the Performance Stock Award will be paid out on the original payment date provided the recipient remains employed, with payment being accelerated upon the recipient’s termination by the Company without cause or termination with good reason within two years of the change in control. The new forms of equity agreements are attached hereto as Exhibits 10.2 and 10.3 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Change in Control Employment Agreement

10.2	Form of Restricted Stock Agreement

10.3	Form of Performance Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

February 14, 2013	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer